Exhibit 4.7

Execution Version

FIFTH AMENDMENT

TO

FIRST AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS FIFTH AMENDMENT TO FIRST AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made and effective as of the 12th day of July, 2018 (the “Effective Date”), by and among nCino, Inc., a Delaware corporation (the “Company”) and the Investors (as defined in the Agreement, as defined below) party hereto (collectively with the Company, the “Parties”).

RECITALS

WHEREAS, the Company and certain of the Investors had previously entered into that certain First Amended and Restated Investors’ Rights Agreement, dated as of February 12, 2015, as amended by that certain First Amendment to First Amended and Restated Investors’ Rights Agreement, dated May 25, 2016, as amended by that certain Second Amendment to First Amended and Restated Investors’ Rights Agreement, dated November 23, 2016, that certain Third Amendment to First Amended and Restated Investors’ Rights Agreement, dated July 31, 2017, and that certain Fourth Amendment to First Amended and Restated Investors’ Rights Agreement, dated January 16, 2018 (the “Agreement”).

WHEREAS, certain investment advisory clients of Wellington Management Company LLP (the “Wellington Offerors”), certain current investment funds affiliated with Bessemer Venture Partners IX, L.P. (“Bessemer”) and certain Insight Investors have offered to purchase shares of Common Stock from other stockholders of the Company pursuant to an Offer to Purchase, dated on or about the date hereof (the “Offer to Purchase”).

WHEREAS, the Parties wish to (i) expand the definition of “Registrable Securities” to include shares of Common Stock purchased pursuant to the Offer to Purchase, (ii) effect certain revisions to the confidentiality provisions of the Agreement, (iii) provide certain consent rights to the Wellington Investors, and (iv) effect other revisions to the Agreement to reflect the additional equity interests acquired by the Wellington Offerors, Bessemer and the Insight Investors.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

AGREEMENT

1.     Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

2.     Amendment.

a.	The Parties hereby agree to amend the Agreement by amending and restating Section 1.22 in its entirety as follows:

“1.22         “Registrable Securities” means (i) any Common Stock issued to, or purchased by, the Investors pursuant to (A) the Purchase Agreement, (B) that certain Purchase and Sale Agreement dated as of February 12, 2015 by and among the Insight Investors, SunTrust Banks, Inc. (or any affiliates thereof), the

Company and Live Oak Bancshares, Inc., (C) that certain Common Stock Purchase Agreement dated as of May 25, 2016, by and among the Company and the Purchasers listed on Exhibit A thereto (the “2016 Primary Purchase Agreement”), (D) that certain Purchase and Sale Agreement dated as of May 25, 2016, by and among the Company and the stockholders and Purchaser listed on Exhibit A thereto (the “2016 Secondary Purchase Agreement”), (E) that certain Common Stock Purchase Agreement dated as of January 28, 2014 by and between the Company and the Investors listed on Exhibit A thereto, (F) that certain Offer to Purchase and Letter of Transmittal distributed to certain stockholders of the Company by the Insight Investors on or about November 23, 2016 (the “2016 Offer to Purchase”), (G) that certain Common Stock Purchase Agreement, dated as of July 31, 2017, by and among the Company and the Investors listed on Exhibit A thereto (the “2017 Common Stock Purchase Agreement”), (H) that certain Common Stock Purchase Agreement, dated as of January 16, 2018, by and among the Company and the Investors listed on Exhibit A thereto (the “2018 Common Stock Purchase Agreement”), (I) that certain Purchase and Sale Agreement dated as of the January 16, 2018, by and among Salesforce Ventures LLC and the selling stockholder set forth therein (the “2018 Secondary Purchase Agreement”) or (J) that certain Offer to Purchase and Letter of Transmittal distributed to certain stockholders of the Company by certain investment advisory clients of Wellington Management Company LLP, certain current investment funds affiliated with Bessemer Venture Partners IX, L.P., and certain Insight Investors on or about June 7, 2018 (the “2018 Offer to Purchase”); and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.”

b.	The Parties hereby agree to amend the Agreement by amending and restating Section 3.5 in its entirety as follows:

“3.5         Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, investment advisers and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.5;

(iii) to any equityholder of such Investor (and, with respect to an equityholder that is a partner in an Investor that is a limited partnership, partners of such partner) or any prospective partner of the Investor or any subsequent partnership under common investment management, in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information and provided further, that such Investor shall be responsible for any disclosure of such confidential information by any such equityholder or prospective partner as though such inappropriate disclosure were made by such Investor in violation of this Subsection 3.5; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure, except that compliance with this proviso shall not be required if the information is being disclosed pursuant to the request or requirement of a banking regulator with jurisdiction over such Investor.”

c.	The Parties hereby agree that the following language shall be added at the end of Section 5.5 of the Agreement:

“So long as the Wellington Investors hold, in the aggregate, (x) the number of Registrable Securities held by the Wellington Investors as of June 7, 2018, plus (y) at least fifty percent (50%) of the Registrable Securities acquired by certain of the Wellington Investors pursuant to the 2018 Offer to Purchase (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), the Company hereby covenants and agrees with each of the Wellington Investors that it shall not, and it shall not allow any subsidiary to, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the written consent of the holders of at least a majority of the shares of Registrable Securities then held by the Wellington Investors: enter into any agreement with any of the Company’s Affiliates, excluding (i) agreements entered into in the ordinary course of business with such Affiliates approved by the Board of Directors of the Company (other than in respect of agreements with the Company’s Affiliates that are also customers or partners of the Company) and on arms’-length terms and conditions as would reasonably be expected to exist in similar agreements with an unaffiliated third party, (ii) stock option agreements or other equity incentive award agreements with such Affiliates, on arms’-length and customary terms, entered into pursuant to an equity incentive plan of the Company approved by the Board of Directors of the Company, or (iii) employment, compensation or severance agreements, on arms’-length and customary terms, approved by the Board of Directors of the Company.”

d.	The Parties hereby agree to amend the Agreement by amending and restating Section 6.13 in its entirety as follows:

“6.13         Additional Investors. Notwithstanding anything to the contrary contained herein, any purchaser of shares of Common Stock on or after the date hereof pursuant to the Purchase Agreement, the 2016 Primary Purchase Agreement, the 2016 Secondary Purchase Agreement, the 2016 Offer to Purchase, the 2017 Common Stock Purchase Agreement, the 2018 Common Stock Purchase Agreement, the 2018 Secondary Purchase Agreement, or the 2018 Offer to Purchase may, to the extent not already a party to this Agreement as an Investor, become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder. Immediately thereafter, Schedule A to this Agreement will be amended to list the new Investors hereunder.”

e.

The Parties hereby agree to amend the Agreement by amending and restating Schedule A to the Agreement in its entirety with the Schedule A attached hereto, which will be effective as of the date on which the transactions contemplated by the Offer to Purchase are consummated.

3.     Effect of Amendment. Except as amended and/or modified by this Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Agreement are and shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall govern and control.

4.     Counterparts. This Amendment (i) may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document and (ii) may be executed by facsimile or PDF signatures. All counterparts shall be construed together and shall constitute one agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Fifth Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

NCINO, INC.

By:	/s/ Pierre Naudé
Name:	Pierre Naudé
Title:	Chief Executive Officer

Signature Page to Fifth Amendment to Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fifth Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INSIGHT VENTURE PARTNERS IX, L.P.		INSIGHT VENTURE PARTNERS IX (CO-INVESTORS), L.P.

By:	Insight Venture Associates IX, L.P.	By:	Insight Venture Associates IX, L.P.
Its:	General Partner	Its:	General Partner

By:	Insight Venture Associates IX, Ltd.	By:	Insight Venture Associates IX, Ltd.
Its:	General Partner	Its:	General Partner

By:	/s/ Blair Flicker	By:	/s/ Blair Flicker
Name:	Blair Flicker	Name:	Blair Flicker
Title:	Authorized Officer	Title:	Authorized Officer

INSIGHT VENTURE PARTNERS (CAYMAN) IX, L.P.		INSIGHT VENTURE PARTNERS (DELAWARE) IX, L.P.

By:	Insight Venture Associates IX, L.P.	By:	Insight Venture Associates IX, L.P.
Its:	General Partner	Its:	General Partner

By:	Insight Venture Associates IX, Ltd.	By:	Insight Venture Associates IX, Ltd.
Its:	General Partner	Its:	General Partner

By:	/s/ Blair Flicker	By:	/s/ Blair Flicker
Name:	Blair Flicker	Name:	Blair Flicker
Title:	Authorized Officer	Title:	Authorized Officer

Signature Page to Fifth Amendment to Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fifth Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND, L.P.		INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (B), L.P.

By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P.	By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P.
Its:	General Partner	Its:	General Partner

By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd.	By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd.
Its:	General Partner	Its:	General Partner

By:	/s/ Blair Flicker	By:	/s/ Blair Flicker
Name:	Blair Flicker	Name:	Blair Flicker
Title:	Authorized Officer	Title:	Authorized Officer

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (CAYMAN), L.P.		INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (DELAWARE), L.P.

By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P.	By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P.
Its:	General Partner	Its:	General Partner

By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd.	By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd.
Its:	General Partner	Its:	General Partner

By:	/s/ Blair Flicker	By:	/s/ Blair Flicker
Name:	Blair Flicker	Name:	Blair Flicker
Title:	Authorized Officer	Title:	Authorized Officer

Signature Page to Fifth Amendment to Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fifth Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Ithan Creek Master Investors (Cayman) L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Wolf Creek Investors (Bermuda) L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Wolf Creek Partners, L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Bay Pond Investors (Bermuda) L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Bay Pond Partners, L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Signature Page to Fifth Amendment to Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fifth Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SALESFORCE VENTURES LLC

By:	/s/ John Somorjai
Name:	John Somorjai
Title:	President

Address:
Salesforce Ventures LLC
The Landmark @ One Market Street, Suite 300
San Francisco, CA 94105
Attn: John Somorjai, President

Signature Page to Fifth Amendment to Investors’ Rights Agreement

SCHEDULE A

Investors

Legal Entity Name and Address
Bessemer Venture Partners IX L.P. c/o Bessemer Venture Partners 1865 Palmer Avenue
Suite 104
Larchmont, NY 10538
Tel. 914-833-5300
Transactions@bvp.com

Bessemer Venture Partners IX Institutional L.P. c/o Bessemer Venture Partners 1865 Palmer Avenue
Suite 104
Larchmont, NY 10538
Tel. 914-833-5300
Transactions@bvp.com

Hadley Harbor Master Investors (Cayman) II L.P. c/o Wellington Management Company LLP 280 Congress Street
Boston, Massachusetts 02210
Attn: Legal & Compliance Department
Facsimile Number: 617-289-5699
Email: seclaw@wellington.com

Ithan Creek Master Investors (Cayman) L.P. c/o Wellington Management Company LLP 280 Congress Street
Boston, Massachusetts 02210
Attn: Legal & Compliance Department
Facsimile Number: 617-289-5699
Email: seclaw@wellington.com

Wolf Creek Investors (Bermuda) L.P. c/o Wellington Management Company LLP 280 Congress Street
Boston, Massachusetts 02210
Attn: Legal & Compliance Department
Facsimile Number: 617-289-5699
Email: seclaw@wellington.com

Wolf Creek Partners, L.P.
c/o Wellington Management Company LLP 280 Congress Street
Boston, Massachusetts 02210
Attn: Legal & Compliance Department
Facsimile Number: 617-289-5699
Email: seclaw@wellington.com

Bay Pond Investors (Bermuda) L.P. c/o Wellington Management Company LLP 280 Congress Street
Boston, Massachusetts 02210
Attn: Legal & Compliance Department
Facsimile Number: 617-289-5699
Email: seclaw@wellington.com

Bay Pond Partners, L.P. c/o Wellington Management Company LLP 280 Congress Street
Boston, Massachusetts 02210
Attn: Legal & Compliance Department
Facsimile Number: 617-289-5699
Email: seclaw@wellington.com

Insight Venture Partners IX, L.P c/o Insight Venture Partners 1114 Avenue of the Americas 36th Floor
New York, NY 10036
Attn: Blair Flicker
Tel. 212-230-9200 bflicker@insightpartners.com

Insight Venture Partners (Cayman) IX, L.P. c/o Insight Venture Partners 1114 Avenue of the Americas 36th Floor
New York, NY 10036
Attn: Blair Flicker
Tel. 212-230-9200 bflicker@insightpartners.com

Insight Venture Partners IX (Co-Investors), L.P. c/o Insight Venture Partners 1114 Avenue of the Americas 36th Floor
New York, NY 10036
Attn: Blair Flicker
Tel. 212-230-9200 bflicker@insightpartners.com

Insight Venture Partners (Delaware) IX, L.P. c/o Insight Venture Partners 1114 Avenue of the Americas 36th Floor
New York, NY 10036
Attn: Blair Flicker
Tel. 212-230-9200 bflicker@insightpartners.com

Insight Venture Partners Growth-Buyout Coinvestment Fund, L.P.
c/o Insight Venture Partners 1114 Avenue of the Americas 36th Floor
New York, NY 10036
Attn: Blair Flicker
Tel. 212-230-9200 bflicker@insightpartners.com

Insight Venture Partners Growth-Buyout Coinvestment Fund (B), L.P.
c/o Insight Venture Partners 1114 Avenue of the Americas 36th Floor
New York, NY 10036
Attn: Blair Flicker
Tel. 212-230-9200 bflicker@insightpartners.com

Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P. c/o Insight Venture Partners 1114 Avenue of the Americas 36th Floor
New York, NY 10036
Attn: Blair Flicker
Tel. 212-230-9200 bflicker@insightpartners.com

Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. c/o Insight Venture Partners 1114 Avenue of the Americas 36th Floor
New York, NY 10036
Attn: Blair Flicker
Tel. 212-230-9200 bflicker@insightpartners.com

SunTrust Banks, Inc. 303 Peachtree Street 29th Floor
Atlanta, GA 30308
Attn: Richard Blumberg
Tel. 404-724-3353
Fax. 404-214-8632
Richard.blumberg@suntrust.com

Salesforce Ventures LLC
The Landmark @ One Market Street, Suite 300
San Francisco, CA 94105
Attn: John Somorjai

Accenture LLP 161 North Clark St.
Chicago, IL 60601
Attn: General Counsel ncinomi@accenture.com

Regions Financial Corporation
Attn: David R. Turner, Jr.
Senior Executive Vice President and Chief Financial Officer 1900 5th Ave North, 30th Floor
Birmingham, AL 35203c
Tel. 205-264-4174
David.Turner@Regions.com